                         ______________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ______________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ______________________________


                      SQL FINANCIALS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                           3950 JOHNS CREEK COURT,
                                 SUITE 100
     DELAWARE              SUWANEE, GEORGIA 30024         58-1972600
------------------     -----------------------------      ----------
                         (Address of principal        (I.R.S. Employer
(State or other            executive offices)           Identification
 jurisdiction of                                          Number)
incorporation or
 organization)



                         1998 STOCK INCENTIVE PLAN OF
                      SQL FINANCIALS INTERNATIONAL, INC.

                      SQL FINANCIALS INTERNATIONAL, INC.
                              SQL 1992 STOCK PLAN
          ----------------------------------------------------------

                           (Full title of the plans)

--------------------------------------------------------------------------------
                         THE CORPORATION TRUST COMPANY
                           CORPORATION TRUST CENTER
                              1209 ORANGE STREET
                          WILMINGTON, DELAWARE 19801
                               (302) 658-7581
                              __________________
           (Name, address and telephone number, including area code,
                             of agent for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                  PROPOSED       PROPOSED
TITLE OF                          MAXIMUM        MAXIMUM
SECURITIES            AMOUNT      OFFERING      AGGREGATE        AMOUNT OF
TO BE                 TO BE        PRICE         OFFERING      REGISTRATION
REGISTERED          REGISTERED  PER SHARE(1)     PRICE(1)         FEE(1)
------------------  ----------  ------------  --------------  ---------------

Common Stock,
$.0001 par value    $2,581,496      $8.94     $23,078,574        $6,808.18

(1) Pursuant to Rule 457(c) and (h)(1), based on the average of the high and low prices of the registrant's common stock on July 9, 1998, as reported on the Nasdaq National Market.
                         ------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
------   ---------------------------------------

          The following documents filed by SQL Financials International, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Company's Prospectus dated May 26, 1998, filed with the Commission on May 27, 1998 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the "Securities Act");

          (b) The description of the Company's Common Stock, $.0001 par value, contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

          (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the date of the document referred to in (a), above.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
------   -------------------------

          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
------   --------------------------------------

          The legality of the securities offered hereby has been passed upon by the firm of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
------   -----------------------------------------

          The Restated Bylaws of the Company (the "Restated Bylaws") and the Restated Certificate of Incorporation (the "Restated Certificate") of the Company provide that the directors and officers of the Company shall be indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Restated Bylaws, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The Company has obtained insurance which insures the directors and officers of the Company against certain losses and which insures the Company against certain of its obligations to indemnify such directors and officers. In addition, the Restated Certificate of the Company provides that the directors of the Company will not be personally liable for monetary damages to the Company for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors. Such limitations of personal liability under the Delaware Business Corporation law do not apply to liabilities arising out of certain violations of the federal securities laws.

While non-monetary relief such as injunctive relief, specific performance and other equitable remedies may be available to the Company, such relief may be difficult to obtain or, if obtained, may not adequately compensate the Company for its damages.

          There is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification by the Company will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
------   -----------------------------------

          Not applicable.

ITEM 8.  EXHIBITS.
------   --------

          The following exhibits are filed as a part of this Registration
Statement:

     NUMBER              DESCRIPTION
     ------              -----------

     4.1 Amended and Restated Certificate of Incorporation of the Company, which is incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (File No. 333-46685), filed with the Commission on February 23, 1998.

     4.2 Amended and Restated Bylaws of the Company, which are incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (File No. 333-46685), filed with the Commission on February 23, 1998.

     5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

     23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC, which is contained in its opinion filed as Exhibit 5.

     23.2      Consent of Arthur Andersen LLP.

     24 Power of Attorney (included in the signature page to this Registration Statement).

     99.1 1998 Stock Incentive Plan of SQL Financials International, Inc., which is incorporated by reference to Exhibit 10.6 of the Company's Registration Statement on Form S-1 (File No. 333-46685), filed with the Commission on February 23, 1998.

     99.2 SQL Financials International, Inc. SQL 1992 Stock Plan, which is incorporated by reference to Exhibit 10.5 of the Company's Registration Statement on Form S-1 (File No. 333-46685), filed with the Commission on February 23, 1998.

ITEM 9.  UNDERTAKINGS.
------   ------------

(a)  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the
                   Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
  --------  -------
  the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, SQL Financials International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suwanee, State of Georgia, on this 13/th/ day of July, 1998.

                         SQL FINANCIALS INTERNATIONAL, INC.

                         By:  /s/ Stephen P. Jeffery
                              ----------------------
                              Stephen P. Jeffery
                              Chairman, Chief Executive Officer and President

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement hereby constitutes and appoints William A. Fielder III and Stephen P. Jeffery, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned, and in his name, place and stead, in any and all capacities to sign any and all amendments, including post-effective amendments, exhibits thereto and other documents in connection therewith, to this Registration Statement, to make such changes in the Registration Statement as such attorneys-in-fact deems appropriate, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                                        Title                          Date
------------------------------------------------------------  --------------------------------------------  -------------
                 /s/ Stephen P. Jeffery                       Chairman, Chief Executive Officer             July 13, 1998
------------------------------------------------------------  (Principal Executive Officer);
                   Stephen P. Jeffery                          President and Director



              /s/ William A. Fielder III                      Chief Financial Officer (Principal            July 13, 1998
------------------------------------------------------------  Financial and Accounting Officer)
                  William A. Fielder III

                  /s/ Joseph S. McCall                        Director                                      July 13, 1998
------------------------------------------------------------
                   Joseph S. McCall

                  /s/ William S. Kaiser                       Director                                      July 13, 1998
------------------------------------------------------------
                   William S. Kaiser

                  /s/ Donald L. House                         Director                                      July 13, 1998
------------------------------------------------------------
                   Donald L. House

                      /s/ Tench Coxe                          Director                                      July 13, 1998
------------------------------------------------------------
                       Tench Coxe

                  /s/ Said Mohammadioun                       Director                                      July 13, 1998
------------------------------------------------------------
                    Said Mohammadioun


                                 EXHIBIT INDEX
                                       TO
                     REGISTRATION STATEMENT ON FORM S-8 OF
                       SQL FINANCIALS INTERNATIONAL, INC.


     NUMBER    DESCRIPTION
     ------    -----------

     4.1 Amended and Restated Certificate of Incorporation of the Company, which is incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (File No. 333-46685), filed with the Commission February 23, 1998.*

     4.2 Amended and Restated Bylaws of the Company, which are incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (File No. 333-46685), filed with the Commission on February 23, 1998.*

     5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

     23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC, which is contained in its opinion filed as Exhibit 5.

     23.2      Consent of Arthur Andersen LLP

     24 Power of Attorney (included in the signature page to this Registration Statement).

     99.1 1998 Stock Incentive Plan of SQL Financials International, Inc., which is incorporated by reference to Exhibit 10.6 of the Company's Registration Statement on Form S-1 (File No. 333-46685), filed with the Commission on February 23, 1998.*

     99.2 SQL Financials International, Inc. SQL 1992 Stock Plan, which is incorporated by reference to Exhibit 10.5 of the Company's Registration Statement on Form S-1 (File No. 333-46685), filed with the Commission on February 23, 1998.*

*    Incorporated by reference.